Exhibit 10-77
DTE ENERGY COMPANY
SUPPLEMENTAL SAVINGS PLAN
Amended and Restated Effective January 1, 2005

TABLE OF CONTENTS

PREAMBLE	1

SECTION 1. TITLE, PURPOSE AND EFFECTIVE DATE	1
1.1. Title	1
1.2. Purpose	1
1.3. Effective Date	2
1.4 Compliance with Code Section 409A	2

SECTION 2. DEFINITIONS	2
2.1 Post-2004 Account	2
2.2 Pre-2005 Account	2

SECTION 3. ELIGIBILITY AND PARTICIPATION	3
3.1. Eligibility to Participate	3
3.2. Election to Participate	3

SECTION 4. PARTICIPANTS’ ACCOUNTS	4
4.1. Establishment of Accounts	4
4.2. Credits and Debits to Participants’ Accounts	4
4.3. Election of Accounts	5
4.4. Change of Election for Accounts	5
4.5. Transfer Between Accounts	5

SECTION 5. HARDSHIP WITHDRAWALS	5

SECTION 6. PAYMENT OF BENEFITS	6
6.1. Form and Timing of Payment	6
6.2. Change In Payment Option	8
6.3. Revocation of Designation as Executive	9
6.4. Payments Subject to Golden Parachute Provisions	9
6.5. Transfer to an Affiliated Company	9
6.6. Unscheduled Withdrawals	10

SECTION 7. SELECTION OF AND PAYMENTS TO A BENEFICIARY	10
7.1. Beneficiary Designation	10
7.2. Change in Beneficiary	10
7.3. Survivor Benefit	11

SECTION 8. ADMINISTRATION	11

SECTION 9. ADDITIONAL PROVISIONS AFFECTING BENEFITS	11

SECTION 11. AMENDMENT, SUSPENSION, AND TERMINATION	11
10.1. Right to Amend or Terminate	11

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10.2. Right to Suspend	11
10.3. Partial ERISA Exemption	11

SECTION 12. MISCELLANEOUS	12
11.1. Unfunded Plan	12
11.2. No Right to Continued Employment	12
11.3. Prohibition Against Alienation	12
11.4. Savings Clause	12
11.5. Payment of Benefit of Incompetent	12
11.6. Spouse’s Interest	13
11.7. Successors	13
11.8. Gender, Number and Heading	13
11.9. Legal Fees and Expenses	13
11.10. Choice of Law	13
11.11. Affiliated Employees	13
11.12. Plan Document	13

SECTION 13. ARBITRATION	14
12.1 Arbitration Process	14
12.2 Effect of Plan Termination	14

SECTION 14. CHANGE IN CONTROL PROVISIONS	14
13.1. General	14
13.2. Transfer to Rabbi Trust	15
13.3. Lump Sum Payments	15
13.4. Joint and Several Liability	15
13.5. Dispute Procedures	15
13.6. Definition of Change in Control	15

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DTE ENERGY COMPANY
SUPPLEMENTAL SAVINGS PLAN
Amended and Restated Effective January 1, 2005
PREAMBLE
     Effective May 22, 1989 (and as amended periodically), Detroit Edison established The Detroit Edison Company Savings Reparation Plan and effective May 31, 1988 (and as amended periodically), MCN Energy Group established the MCN Energy Group Supplemental Savings Plan to offer a retirement savings alternative for those eligible Executives whose permissible contributions to the companies’ 401(k) plan were limited by the Internal Revenue Code (Detroit Edison plan: 401(a)(17); MCN plan: 401(a)(17), 402(g), 415 limitation on benefits and contributions). Effective December 6, 2001, DTE Energy Company (“DTE”) hereby terminates The Detroit Edison Company Savings Reparation Plan and effective January 1, 2002 hereby terminates the MCN Energy Group Supplemental Savings Plan and replaces them with the DTE Energy Company Supplemental Savings Plan (the “Plan”), as described herein. Effective December 6, 2001, all benefits under The Detroit Edison Company Savings Reparation Plan and effective January 1, 2002 all benefits under the MCN Energy Group Supplemental Savings Plan are transferred to the Plan. Benefits under the Plan are available to eligible Executives and key management employees of DTE Energy Company and its Affiliated Companies. DTE Energy Company has established this Plan to benefit Executives of DTE Energy Company and its Affiliated Companies in a manner that will be in the best interest of DTE Energy Company and its shareholders.
SECTION 1.
TITLE, PURPOSE AND EFFECTIVE DATE
     1.1. Title. The title of this Plan shall be the “DTE Energy Company Supplemental Savings Plan” and shall be referred to in this document as the “Plan.”
     1.2. Purpose. The purpose of the Plan is to promote the success of DTE Energy Company (hereinafter referred to as “DTE”) by:
          (a) providing selected Executives with the ability to defer compensation on a pre-tax basis to permit supplemental retirement savings; and
          (b) providing a mechanism for selected Executives to receive benefits that they otherwise would have received under the Qualified Plan but for Internal Revenue Code (“Code”) Sections 401(a)17, 402(g), 415 or any other provision of the Code or other law that the Committee hereafter designates.
          The principal purpose of the Plan is to provide deferred compensation for a select group of management or highly compensated Employees of DTE and any other employer that has adopted the Plan with the consent of DTE (a “Participating Employer”), and who has been specifically designated by the Chief Executive Officer of a Participating Employer to be eligible for Plan participation (an “Executive”). Such an employee shall remain an Executive as long as this designation is not revoked by the Committee.
          It is intended that this Plan provide benefits for “a select group of management or highly compensated employees” within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”) and, therefore, to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.
     1.3. Effective Date. The Plan was originally effective December 6, 2001. This amendment and restatement of the Plan is effective
January 1, 2005, unless another effective date is specified for a particular Plan provision.
     1.4 Compliance with Code Section 409A. The Plan is being amended and restated effective January 1, 2005 to comply with the requirements of Code Section 409A solely with respect to benefits accrued and vested after December 31, 2004. It is intended that all Plan benefits accrued and vested as of December 31, 2004 are not subject to Code Section 409A. Only Plan benefits accrued and vested after January 1, 2005 are subject to Code Section 409A. Any inconsistency or ambiguity in this amended and restated Plan document is to be construed consistent with this Section 1.04.
          As permitted by the Treasury Regulations promulgated under Code Section 409A and guidance issued by the Internal Revenue Service, the Plan has been administered in compliance with applicable guidance under Code Section 409A in effect after December 31, 2004 before the adoption of this amended and restated Plan document.
SECTION 2.
DEFINITIONS
     The words and phrases used in the Plan shall have the same meanings as provided under the DTE Energy Company Savings and Stock Ownership Plan (the “Qualified Plan”), effective January 1, 2002 and as amended from time to time, unless otherwise defined in the Plan or the context clearly requires otherwise.
     2.1 Post-2004 Account. “Post-2004 Account” means the portion of a Participant’s Account attributable to credits and debits made to the Participant’s Account under Section 4.2(a) and (b) after December 31, 2004, and earnings credited or losses debited to the Participant’s Account under Section 4.2 attributable to these Section 4.2(a) and (b) credits and debits.
     2.2 Pre-2005 Account. “Pre-2005 Account” means the portion of a Participant’s Account attributable to credits and debits made to the Participant’s Account under Section 4.2(a) and (b) before January 1, 2005, and earnings credited or losses debited to the Participant’s Account under Section 4.2 attributable to these Section 4.2(a) and (b) credits and debits.

SECTION 3.
ELIGIBILITY AND PARTICIPATION
     3.1. Eligibility to Participate. Only the following individuals shall be eligible to participate in the Plan: (a) any Executive whose contributions under the Qualified Plan are limited because of the limitation on compensation under Section 401(a)(17) of the Code, the limitation on elective deferrals under Section 402(g) of the Code, the limitation on benefits and contributions under Section 415 of the Code, or any other provision of the Code or other law that the Committee hereafter designates; and (b) such other management or highly compensated Employees as shall be approved by the Chief Executive Officer of an Employer that has adopted the Plan.
          (a) Effective Date for Participation. Each employee of the Company and Participating Affiliated Companies who is employed at the level of Director or above (or equivalent) and who is designated as an Executive shall be eligible to participate in the Plan effective as of the later of (i) the date determined by the Vice President, Human Resources, or (ii) the date on which the employee is formally notified of his or her eligibility to participate.
          (b) Determination of Executive Status. The Vice President, Human Resources shall designate employees as Executives. The Vice President, Human Resources may revoke such designation prior to any Plan Year with respect to the Executive’s ability to defer future compensation payable by the Company or Participating Affiliated Company; provided, however, that no such revocation shall adversely affect any amounts previously deferred by such Executive under the Plan. Employees who were employed at the level of Director at MCN Energy Group Inc. or one of its subsidiaries prior to June 1, 2001, but were not appointed to a level of Director or above in the Leader Staffing and Selection process during the second quarter of 2001, shall be considered Executives for the 2002 Plan year only; unless or until they are otherwise designated as Executives.
          (c) Mid-Year Participation. For Plan Years before 2005, to the extent an employee is designated as an Executive, and formally notified of his or her eligibility to participate in the Plan during a Plan Year, the Executive may elect to participate any time thereafter.
          For Plan Years after 2004, an employee who is designated as an Executive and wishes to participate in the Plan for the Plan Year in which the employee is so designated must file a written election with the Committee within 30 days of the date the employee is formally notified of his or her eligibility to participate. Failure to file a written election before the end of this 30-day period precludes the Executive from participating in the Plan until the beginning of the next Plan Year.
     3.2. Election to Participate. An executive who is eligible to participate may become a participant in the Plan (a “Participant”) by filing a written election with the Committee on a form approved by the Committee. The Executive’s election shall authorize the Employer to defer the amount of such Executive’s Compensation pursuant to Sections 4.2(a) and (c) hereof and shall evidence the Executive’s acceptance of and agreement to all the provisions of the Plan.
          The Executive’s election must be made no later than December 31 of the year that immediately precedes the year for which it applies. However, the first election by any Executive to participate in this Plan shall be effective for any Compensation earned after the election is received by the Committee and after contributions to the Qualified Plan are limited in accordance with Section 3.1 above. An election shall be irrevocable for the current calendar year. An election shall be irrevocable for future calendar years unless a written revocation is filed with the Committee prior to the first day of the calendar year for which the revocation is desired.
SECTION 4.
PARTICIPANTS’ ACCOUNTS
     4.1. Establishment of Accounts. The Employer shall establish accounts for each of its Executives who is a Participant in the Plan. Effective January 1, 2002, all benefits under The Detroit Edison Company Savings Reparation Plan and the MCN Energy Group Supplemental Savings Plan are transferred to this Plan. Separate hypothetical bookkeeping accounts corresponding in name to the separate funds under the Qualified Plan shall be maintained for each Participant. Credits under Sections 4.2(a) and (b) hereof shall also be maintained in separate accounts. The hypothetical bookkeeping accounts shall be maintained as unfunded general bookkeeping accounts and all amounts represented by the accounts shall remain a part of the general funds of the Employer of such Participant, subject to the claims of its general creditors. Nothing in the Plan and no action taken pursuant to the provisions of the Plan shall be deemed to create a trust or fund of any kind or to create any fiduciary relationship. The obligation to make payments under this Plan shall be and remain an unsecured, unfunded general obligation of the Employer of the particular Participant. Each Executive who is a Participant in the Plan shall be provided a quarterly statement of the unfunded accounts maintained for the Participant.
     4.2. Credits and Debits to Participants’ Accounts. As of the end of a pay period, total credits shall be made to the hypothetical bookkeeping accounts maintained for a Participant as set forth below:
          (a) An amount equal to the difference between (1) and (2) below:
               (1) the amount that such Participant would have contributed to the Qualified Plan for such pay period, assuming (x) the Participant satisfied the eligibility requirements set forth in the Qualified Plan and (y) the allotments of such Participant under the Qualified Plan were not limited by the application of any restriction set forth in Section 3.1(a) above, or any provision of the Qualified Plan relating to the limitations described in Section 5.1(a) above;

               (2) the amount that such Participant actually contributed to the Qualified Plan for such pay period.
          (b) An amount equal to the difference between (1) and (2) below:
               (1) the amount that the Employer of such Participant would have contributed to the Qualified Plan on behalf of such Participant for such pay period if the Participant had contributed the amount set forth in (a)(1) above to the Qualified Plan during such pay period;
               (2) the amount that the Employer actually contributed to the Qualified Plan on behalf of such participant for such pay period.
          The total credits under (a) and (b) of this Section shall be allocated to the specific accounts elected by the Participant as provided under Section 4.3 hereof. Each hypothetical bookkeeping account shall be credited with an amount representing earnings or debited with an amount representing losses on a daily basis. Earnings or losses shall be calculated using the daily valuation methodology employed by the recordkeeper for each corresponding fund under the Qualified Plan.
     4.3. Election of Accounts. Subject to the sole discretion of the Committee, each Participant shall, by filing an election with the Committee in a form approved by the Committee, elect the accounts which are to be used for recording credits under Sections 4.2(a) and (b) hereof.
          A Participant may direct that credits under Sections 6.2(a) and (b) be made to any account corresponding in name to the funds under the Qualified Plan that are available to accept contributions or allotments, provided, however, that the Committee may change available investment funds or override a Participant’s investment selection at any time.
     4. 4. Change of Election for Accounts. Any election of accounts given by a Participant under the preceding Section shall be deemed to be a continuing election until changed by the Participant. A Participant may change any such election as of any normal business day of any month by giving prior notice of such change to the Plan recordkeeper in the form prescribed by the Committee.
     4.5. Transfer Between Accounts. Transfers between accounts shall be implemented on any normal business day of any month upon directions to the Plan recordkeeper in the form prescribed by the Committee.
SECTION 5.
HARDSHIP WITHDRAWALS
     A Participant may request, upon written notice to the Committee, a withdrawal from his or her accounts, if the withdrawal is on account of financial hardship as defined in the Qualified Plan with respect to amounts in the Participant’s Pre-2005 Account or on account of financial hardship as defined in Code Section 409A and the related Treasury Regulations with respect to amounts in the Participant’s Post-2004 Account. A financial hardship shall first be satisfied from the DTE Energy Company Executive Deferred Compensation Plan to the extent possible; then from the Plan; and finally from the Qualified Plan. The amount of such withdrawal shall be limited to the amounts deferred under Section 4.2(a) hereof and any corresponding amounts transferred from The Detroit Edison Company Savings Reparation Plan and the MCN Energy Group Supplemental Savings Plan, or the total value of the aggregate accounts maintained under Section 4.2(a) hereof and any corresponding amounts transferred from The Detroit Edison Company Savings Reparation Plan and the MCN Energy Group Supplemental Savings Plan as of the end of the prior month, whichever is smaller.
     The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. Except as permitted under Section 6.6, no other withdrawals or loans are permitted under this Plan.
SECTION 6.
PAYMENT OF BENEFITS
     6.1. Form and Timing of Payment.
          (a) Pre-2005 Account. On the date that a Participant becomes entitled to a distribution of his or her account in the Qualified Plan (the “Termination Date”), such Participant shall be entitled to receive the amount credited to his or her Pre-2005 Account in the Plan. All Pre-2005 Accounts under this Plan are 100% vested, subject to adjustment for hypothetical earnings and losses. All distributions from a Participant’s Pre-2005 Account shall be paid out at in cash as of March 1 of the year following the year in which Participant’s Termination Date occurs.
          Payment of a Participant’s Pre-2005 Account shall be made in accordance with the Participant’s selection on his or her Deferral Election Form either in annual payments over a period of not less than two years and not more than 15 years, or in one lump sum by the Participating Employer maintaining the Pre-2004 Account. If no payment election has been made, the Participant’s Pre-2005 Account shall be paid in one lump sum.
          In addition, if a Participant’s Pre-2005 Account is less than or equal to $10,000 as of his or her Termination Date, the Participant’s Pre-2005 Account shall be paid in one lump sum.
          Payment of a Participant’s Pre-2005 Account due to a Participant’s death is governed by Section 7.3.
          (b) Post-2004 Account. On the date that a Participant terminates employment other than because of death, the Participant shall be entitled to receive the amount credited to his or her Post-2004 Account in the Plan. All Post-2004 Accounts under this Plan are 100% vested, subject to adjustment for hypothetical earnings and losses.

               (1) If the Participant is not a “specified employee” for purposes of Code section 409A at the time the Participant’s employment terminates for any reason other than death, a lump sum distribution or the first annual installment of the Participant’s Post-2004 Account shall be made on:
                    (A) January 1 following the end of the Plan Year in which the Participant terminates employment, if the Participant did not make any election under Section 6.2(b)(2); or
                    (B) January 1 coincident with or next following the latest date to which distribution was deferred by an election under Section 6.2(b)(2), if the Participant made one or more elections under Section 6.2(b)(2).
               (2) If a Participant is a “specified employee” for purposes of Code section 409A at the time the Participant’s employment terminates for any reason other than death, a lump sum distribution or first annual installment of the Participant’s Post-2004 Account will not be made before the latest of:
                    (A) January 1 following the end of the Plan Year in which the Participant’s employment terminated, if the Participant did not make any election under Section 6.2(b)(2); and
                    (B) January 1 coincident with or next following the latest date to which distribution was deferred by an election under section 6.2(b)(2), if the Participant made one or more elections under Section 6.2(b)(2); and
                    (C) the earlier of:
                         (i) the first day of the calendar month beginning more than 6 months after the date the Participant’s employment terminated; and
                         (ii) the first day of the calendar month beginning after the Participant’s death.
     Subsequent annual installments of the Participant’s Post-2004 Benefit shall be made each following January 1 of the installment period.
     Payment of a Participant’s Post-2004 Account shall be made in accordance with the Participant’s selection on his or her Deferral Election Form either in annual payments over a period of not less than two years and not more than 15 years, or in one lump sum by the Participating Employer maintaining the accounts. If no payment election has been made, the Participant’s Post-2004 Account shall be paid in one lump sum. Any election by the Participant after December 31, 2008 regarding the form in which the Participant’s Post-2004 Account will be distributed will apply to the Participant’s entire Post-2004 Account and is subject to the restrictions imposed by Section 6.2 on changes to elections of timing or form of distributions.

          In addition, if a Participant’s Post-2004 Account is less than or equal to the dollar limit under Code Section 402(g) for the calendar year in which the Participant terminates employment, the Participant’s Post-2004 Account shall be paid in one lump sum to the extent permitted by Code Section 409A and the related Treasury Regulations.
          Payment of a Participant’s Post-2004 Account due to a Participant’s death is governed by Section 7.3.
          (c) Calculation of Distribution.
               (1) General Rule. The amount of the annual payments shall be calculated to be paid out over the specified period, based on the entire balance in the Participant’s hypothetical bookkeeping account as of his or her Termination Date. Earnings and losses based on the hypothetical bookkeeping account investments shall be credited to the Participant’s hypothetical bookkeeping account through December 31 of each Plan Year in which the Participant has a balance in such hypothetical bookkeeping account. The distribution to a Participant shall be paid in cash. Except as provided in Section 6.1(c)(2), the initial distribution shall be determined by dividing the value of the Participant’s account determined as of December 31 of the Plan Year in which the Participant’s employment terminated, by the number of installment payments to be made. The amount distributed to the Participant thereafter shall be recalculated each year to reflect changes in the hypothetical bookkeeping account balance through December 31 of such subsequent calendar year and the remaining number of installment payments to be made.
               (2) Additional Rules for Post-2004 Account.
                    (A) An initial distribution delayed under Section 6.1(b)(2)(C) will be determined by dividing the value of the Participant’s Post-2004 Account determined as of the last day of the month preceding the payment date, by the number of installment payments to be made.
                    (B) An initial distribution delayed under Section 6.1(b)(1)(B) or 6.1(b)(2)(B) will be determined by dividing the value of the Participant’s Post-2004 Account as of the December 31 preceding the payment date, by the number of installment payments to be made.
     6.2. Change In Payment Option.
          (a) Pre-2005 Account. The payment option selected by the Participant for the Participant’s Pre-2005 Account may be changed at any time while he or she is actively employed by the Company or a Participating Employer by the Participant submitting a new payment selection to the Committee.

          (b) Post-2004 Account.
               (1) Before January 1, 2009, a Participant may change the distribution option previously selected for the Participant’s Post-2004 Account by filing a written election with the Committee before January 1, 2009 that satisfies both of the following:
                    (A) The Participant’s election does not defer to a date after December 31, 2008 any distribution of the Post-2004 Account otherwise required to be made before January 1, 2009; and
                    (B) The Participant’s election does not accelerate to a date before January 1, 2009 any distribution of the Post-2004 Account otherwise required to be made after December 31, 2008.
               (2) After December 31, 2008, a Participant may elect to change the distribution option previously selected for the Participant’s Post-2004 Account by filing a written election with the Committee that satisfies both of the following:
                    (A) The Participant’s election is filed with the Committee at least 12 months before the earliest date on which the distribution of the Post-2004 Account would begin under the Participant’s then-current distribution election; and
                    (B) The Participant’s election designates that distribution of the Post-2004 Account will begin at least 5 years after the earliest date on which distribution of the Post-2004 Account would begin under the Participant’s then-current distribution election.
          A Participant’s election of a different form of distribution on the Participant’s election to participate in the Plan for any Plan Year after 2008 will be treated as a change to the Participant’s election of a form of distribution for the Participant’s entire Post-2004 Account.
     6.3. Revocation of Designation as Executive. Except as provided in Section 3.1(b) hereof, a Participant whose designation as an Executive is revoked prior to the Participant’s retirement, death, termination or disability shall not be permitted to make deferrals under the Plan subsequent to the date of such revocation.
     6.4. Payments Subject to Golden Parachute Provisions. Notwithstanding the above, if payment at the time specified in the first sentence of this Section would subject the Participant to the excise tax under Section 4999 of the Code, at the discretion of the applicable Employer, payment of the Participant’s Pre-2005 Account shall be deferred until the earlier of (a) the date that would have been the Participant’s Normal Retirement Date, Early Retirement Date or Disability Retirement Date, (b) death of the Participant, or (c) total and permanent disability or legally established mental incompetence of the Participant.
     6.5. Transfer to an Affiliated Company. Benefits for a Participant who transfers employment from one Employer to an Affiliated Company shall be subject to the provisions of the Qualified Plan. Such a transfer of employment shall cause a transfer of the accounts maintained by an Employer for a Participant, if the new Employer has adopted the Plan and the former Employer transfers cash to the new Employer equal to the amount of the accounts transferred. In all other events, a transfer of employment shall not cause a transfer of the accounts maintained by an Employer for a Participant.
     6.6. Unscheduled Withdrawals. A Participant or a former Participant receiving distributions in annual installments is permitted to make unscheduled withdrawals from the Participant’s or former Participant’s Pre-2005 Account as described below:
          (a) Election. A Participant may request in writing to the Vice President, Human Resources, an unscheduled partial withdrawal or entire withdrawal of the balance in the Participant’s Pre-2005 Accounts, which will be paid within 30 days in a single lump sum. A former Participant may request in writing to the Vice President, Human Resources, an unscheduled partial withdrawal or entire withdrawal of the undistributed balance of the former Participant’s Pre-2005 Accounts, which will be paid within 30 days in a single lump sum.
          (b) Withdrawal Penalty. There will be a penalty deducted from the Participant’s Pre-2005 Accounts prior to an unscheduled withdrawal equal to 10% of each Pre-2005 Account balance as of the date the unscheduled withdrawal request is received by the Vice President, Human Resources.
          (c) Suspension of Participation. If a Participant elects an unscheduled withdrawal, the Participant’s election to participate in the Plan for the current calendar year will not be revoked unless permitted by Code Section 409A. However, the Participant will not again be designated as an Executive eligible to participate in the Plan until the first day of the second calendar year following the calendar year in which the withdrawal was made.
SECTION 7.
SELECTION OF AND PAYMENTS TO A BENEFICIARY
     7.1. Beneficiary Designation. A Participant shall designate, on a form provided by the Committee, a beneficiary or beneficiaries to receive any distribution to made under Section 6 hereof upon the death of the such Participant, or, in the case of a Participant who dies subsequent to termination of his or her employment put prior to distribution of the entire amount to which the Participant is entitled under the Plan, any undistributed balance to which such Participant would have been entitled. If a Participant has not designated a beneficiary, or if a designated beneficiary is not living or in existence at the time of a Participant’s death, any death benefits payable under the Plan shall be paid to the Participant’s Spouse, if then living, and if the Participant’s Spouse is not then living, to the Participant’s estate.
     7.2. Change in Beneficiary. A Participant may change the designated beneficiary from time to time by filing a new written designation with the Committee. Such designation shall be effective upon receipt by the Committee.

     7.3. Survivor Benefit. If a Participant dies with an account balance under this Plan, his or her beneficiary shall be entitled to receive a distribution of the Participant’s account, including distributions delayed under Section 6.1(b) and any annual payments elected by the Participant but not paid at the time of the Participant’s death. The distribution shall be paid in a lump sum within ninety (90) days following the Participant’s death.
SECTION 8.
ADMINISTRATION
     The Plan shall be administered by the Committee appointed pursuant to the provisions of the Qualified Plan. The Committee shall have the same powers and duties, and shall be subject to the same limitations, as are described in the Qualified Plan. However, unlike the limitation on the Committee’s power to amend or modify the Qualified Plan, the Committee shall have full power to amend or modify the Plan in all respects.
SECTION 9.
ADDITIONAL PROVISIONS AFFECTING BENEFITS
     Deferrals hereunder shall be subject to applicable FICA withholding laws. Benefit payments hereunder shall be subject to applicable federal, state and 1ocal tax withholding laws.
SECTION 10.
AMENDMENT, SUSPENSION, AND TERMINATION
     10.1. Right to Amend or Terminate. The Company may amend or terminate the Plan at any time and for any reason. The power to amend or modify the Plan shall rest solely with the Committee. Such amendment, modification or termination may modify or eliminate any benefit hereunder except that such amendment, modification or termination shall not affect the rights of Participants or beneficiaries to the Participant’s account as of the date of such amendment or termination.
     10.2. Right to Suspend. If the Board of Directors determines that payments under the Plan would have a material adverse affect on the Company’s ability to carry on its business, the Board of Directors may suspend payments of Pre-2005 Accounts temporarily for such time as in its sole discretion it deems advisable, but in no event for a period in excess of one year. If the Board of Directors determines that payments under the Plan will jeopardize the Company’s ability to continue as a going concern, the Board of Directors may suspend payments of Post-2004 Accounts until the first taxable year when payment will not have that effect. The Company shall pay such suspended payments in a lump sum immediately upon the expiration of the period of suspension.
     10.3. Partial ERISA Exemption. The Plan is intended to provide benefits for “a select group of management or highly compensated employees” within the meaning of sections 201,

301 and 401 of ERISA, and therefore to be exempt from sections 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and existing Account balances shall be paid in a single lump-sum (to the extent permitted by Code section 409A and the related Treasury Regulations for Post-2004 Accounts) and no further benefits shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of section 3(2) of ERISA which is not so exempt.
SECTION 11.
MISCELLANEOUS
     11.1. Unfunded Plan. The Plan shall be unfunded within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) ERISA. All benefits payable under the Plan shall be paid from the Company’s general assets. The Company shall not be required to set aside or hold in trust any funds for the benefit of a Participant or Beneficiary, each of whom shall have the status of a general unsecured creditor with respect to the Company’s obligation to make benefit payments pursuant to the Plan. Any assets of the Company available to pay Plan benefits shall be subject to the claims of the Company’s general creditors and may be used by the Company in its sole discretion for any purpose.
     11.2. No Right to Continued Employment. Nothing in the Plan shall create or be construed as a contract between the Company or an Affiliated Company and employees for any matter including giving any person employed by the Company or an Affiliated Company the right to be retained in the Company’s or an Affiliated Company’s employ. The Company and each Affiliated Company expressly reserve the right to dismiss any person at any time, with or without cause, without liability for the effect that such dismissal might have upon him as a Participant in the Plan or for any other purpose.
     11.3. Prohibition Against Alienation. Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right or benefit.
     11.4. Savings Clause. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision and the remaining provisions hereof shall continue to be construed and enforced as if the invalid or unenforceable provision had not been included.
     11.5. Payment of Benefit of Incompetent. In the event the Committee finds that a Participant, former Participant or beneficiary is unable to care for his affairs because of his minority, illness, accident, or other reason, any benefits payable hereunder may, unless other claim has been made therefore by a duly appointed guardian, committee or other legal representative, be paid to a spouse, child, parent, or other blood relative or dependent or to any person found by the Committee to have incurred expenses for the support and maintenance of such Participant, former Participant, or Beneficiary; and any such payments so made shall be a complete discharge of all liability therefore.
     11.6. Spouse’s Interest. The interest in the benefits hereunder of a Spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such Spouse in any manner including, but not limited to, such Spouse’s will, nor shall such interest pass under the laws of intestate succession.
     11.7. Successors. In the event of any consolidation, merger, acquisition or reorganization of the Company, the obligations of the Company and Participating Affiliated Companies under this Plan shall continue and be binding upon the Company, Participating Affiliated Companies and its successors.
     11.8. Gender, Number and Heading. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.
     11.9. Legal Fees and Expenses. The Company shall pay all reasonable legal fees and expenses that a Participant may incur as a result of the Company contesting the validity, enforceability, or the Participant’s interpretation of, or determinations under this Plan, other than hardship withdrawals under Section 5 and tax withholding under Section 9.
     11.10. Choice of Law. This Plan shall be governed by and construed in accordance with the laws of the State of Michigan, other than its choice-of-law rules, to the extent not superseded by applicable federal statues or regulations.
     11.11. Affiliated Employees. Transfers of employment between Affiliated Companies and the Company or other Affiliated Companies will be treated as continuous and uninterrupted service under the Plan.
     11.12. Plan Document. This Plan document provides the final and exclusive statement of the terms of the Plan. Unless otherwise authorized by the Board or its delegate, no amendment or modification to this Plan shall be effective until reduced to writing and adopted pursuant to Section 8. This document legally governs the operation of the Plan, and any claim of right or entitlement under the Plan shall be determined solely in accordance with its provisions. To the extent that there are any inconsistencies between the terms of any related materials and the terms of this document, the terms of this document shall control and govern the operation of the Plan. No other evidence, whether written or oral, shall be taken into account in determining the right of an Executive, a Participant, or beneficiary, as applicable, to any benefit of any type provided under the Plan.

SECTION 12.
ARBITRATION
     12.1 Arbitration Process. Notwithstanding Section 8 hereof, in the event of any dispute, claim, or controversy (hereinafter referred to as a “Grievance”) between an Executive (or beneficiary) who is eligible to elect to receive the benefits provided under this Plan and the Company with respect to the payment of benefits to such Executive under this Plan, the computation of benefits under this Plan, or any of the terms and conditions of this Plan, such Grievance shall be resolved by arbitration in accordance with this Section 12.
          (a) Arbitration shall be the sole and exclusive remedy to redress any Grievance.
          (b) The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.
          (c) The arbitration shall be conducted by the American Arbitration Association in accordance with the Federal Arbitration Act and the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association and reasonable expenses of the arbitrators and the American Arbitration Association shall be borne by the Company.
          (d) The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit, Michigan Metropolitan area.
          (e) The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms hereof. The arbitrator(s)’ sole authority shall be to apply any terms and conditions of this Plan. Because arbitration is the exclusive remedy with respect to any Grievance, no Executive eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court, or administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court, or administrative agency by such Executive or the Company with respect to any Grievance which is arbitrable as herein set forth.
     12.2 Effect of Plan Termination. The arbitration provisions shall, with respect to any Grievance, survive the termination of this Plan.
SECTION 13.
CHANGE IN CONTROL PROVISIONS
     13. 1. General. In the event of a Change in Control, as defined in Section 13.6, then, notwithstanding any other provision of the Plan, the provisions of this Section 13 shall be applicable and shall supersede any conflicting provisions of the Plan.

     13.2. Transfer to Rabbi Trust The Company shall establish a trust (the “Rabbi Trust”) that is intended to be an unfunded arrangement which shall not affect the status of the Plan as an unfunded arrangement for purposes of Title I of ERISA. The terms of the Rabbi Trust shall provide that, within seven (7) days of a Change in Control, assets shall be transferred to the Rabbi Trust in (i) an amount equal to each Participant’s hypothetical account balance as of the date of the Change in Control, plus (ii) an amount deemed necessary to pay estimated Rabbi Trust administrative expenses for the following five (5) years, as determined by the Company’s Accountants. Assets transferred in accordance with the preceding sentence shall be in cash. The Company and/or an Affiliated Company shall make all transfers of assets required by the Rabbi Trust in a timely manner and shall otherwise abide by the terms of the Rabbi Trust.
     13.3. Lump Sum Payments. In connection with a Change in Control or consummation of a transaction constituting a Change in Control, the Chairman of DTE Energy Company shall have the absolute discretion to direct that a lump sum payment be made to a Participant up to the total value of such Participant’s Pre-2005 Accounts if such payment will reduce the amount of any potential excise tax imposed by Code section 4999.
     13.4. Joint and Several Liability. Upon and at all times after a Change in Control, the liability under the Plan of the Company and each Affiliated Employer that has adopted the Plan shall be joint and several so that the Company and each such Affiliated Employer shall each be liable for all obligations under the Plan to each employee covered by the Plan, regardless of the corporation by which such employee is employed.
     13.5. Dispute Procedures. In the event that, upon or at any time subsequent to a Change in Control, a disputed claim for benefits under the Plan is brought by a Participant or beneficiary, the following additional procedures shall be applicable:
          (a) Any amount that is not in dispute shall be paid to the Participant or beneficiary at the time or times provided herein.
          (b) The Participating Employer shall advance to such claimant from time to time such amounts as shall be required to reimburse the claimant for reasonable legal fees, costs and expenses incurred by such claimant in seeking a resolution of his or her claim, including reasonable fees, costs and expenses relating to arbitration.
     13.6. Definition of Change in Control. “Change in Control” means the occurrence of any one of the following events:
          (a) individuals who, on January 1, 2002, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2002, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies [or consents] by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
          (b) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c)), or (E) a transaction (other than one described in (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (b);
          (c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries (a “Business Combination”) or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
     IN WITNESS WHEREOF, DTE Energy Company has caused this Plan to be executed as of this 24th day of November, 2008.

DTE Energy Company
By:	/s/ Larry E. Steward
Larry E. Steward
Vice President, Human Resources